Cincinnati Bell Fourth Quarter 2015 Results February 18, 2016

Today’s Agenda Highlights & Strategic Initiatives Ted Torbeck, President & Chief Executive Officer Financial Overview & Segment Results Leigh Fox, Chief Financial Officer Question & Answer 2

Safe Harbor This presentation and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward- looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. 3

Non GAAP Financial Measures This presentation contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt and free cash flow (including the Company’s definition of these terms) to comparable GAAP financial measures can be found in the earnings release on our website at www.cincinnatibell.com within the Investor Relations section. 4

Ted Torbeck President & Chief Executive Officer 5

Impressive Financial Results ▪ Strategic revenues increased more than 20% from a year ago ▪ Fioptics revenue totaled $191 million, up 34% compared to 2014 ▪ Adjusted EBITDA totaled $302 million - high-end of 2015 guidance Closed Wireless operations ▪ No subscribers remaining on the network as of March 31, 2015 ▪ Recognized $113 million gain previously deferred ▪ Transfer of certain tower lease liabilities valued at approximately $25 million (April 1, 2015) 2015 Highlights 6 Monetization of CyrusOne Investment ▪ Proceeds from monetization of CyrusOne investment totaled $644 million in 2015 ▪ Proceeds used to repay more than $500 million in debt ▪ Remaining 9.5% ownership valued at approximately $250 million

YTD 2014 YTD 2015 $291 $344 $240 $224 $294 $257 Intercompany Backhaul YTD 2014 YTD 2015 $289 $254 Legacy IntegrationStrategic Business & Carrier Market Update Total Business & Carrier Market Revenue ▪ Revenue from business and carrier customers accounts for more than 70% of consolidated revenue Entertainment & Communications Revenue IT Services & Hardware Revenue Net of intercompany eliminations Y/Y (13)% (7)% 18% 7 ($ in millions) [2] [1] [1] [2] [1] Revenue for backhaul services provided to our discontinued wireless operations totaled $14 million in 2014 and $3 million in 2015 Entertainment & Communications Integration revenue totaled $5 million in 2014 and $3 million in 2015 [3] [1] [3] $839 $828 YTD 2014 YTD 2015 $158 $172 $240 $224 $417 $402 Y/Y (7)% 9% $422 $426 Y/Y (12)% 29% $133 $172

Q4 2014 Q4 2015 91 114114 154 61 77 YTD 2014 YTD 2015 $144 $191 $167 $142 Consumer Market Update ▪ Fioptics Penetration: Video – 26%, Internet – 36%, Voice – 18% ▪ Fioptics monthly ARPU for the quarter was up approximately 4% from 2014. Q4 2015 ARPUs are as follows: Video – $81, Internet – $45, Voice – $29 ▪ Total video churn was 2.5% for the quarter Single-family churn was 2.1% Apartment churn was 4.6% 8 ▪ Fioptics revenue for the year totaled $191 million, up 34% compared to the prior year ▪ Fioptics is available to 432k addresses, or 53% of Greater Cincinnati Passed 97,000 new addresses in 2015 $323 $340 Entertainment & Communications Revenue Y/Y (15)% 33% ($ in millions) Total Fioptics Subscribers (in thousands) [2] Fioptics revenue includes $8 million in 2014 and $10 million in 2015 from business customers [3] Integration revenue totaled $12 million in 2014 and $7 million in 2015 [3] Legacy IntegrationStrategic [2] Internet Subs Voice SubsVideo Subs __ __ __ __ __ [1] Net of intercompany eliminations [1]

Leigh Fox Chief Financial Officer 9

$283 $37 $(18) QTD 2015 $188 $104 $(3) Revenue Financial Summary $302 ($ in millions) Entertainment & Communications IT Services & Hardware CorporateEliminations 10 $289 Adjusted EBITDA ▪ Total revenue of $1.2 billion in 2015, up $6 million year-over-year ▪ Strong Adjusted EBITDA of $302 million ▪ Income from continuing operations totaled $291 million – including a $449 million gain on the sale of our CyrusOne investment and a $21 million loss on extinguishment of debt ▪ Net income for the year totaled $354 million, resulting in diluted earnings per share of $1.63 $69 $9 $(7) Adjusted EBITDA YTD 2015 $744 $435 $(11) $1,168 $71 Revenue QTD 2015 YTD 2015

Revenue Adjusted $80 $97 $73 ($ in millions) Entertainment & Communications Revenue and Adjusted EBITDA Integration Strategic Legacy 11 Integration revenue totaled $8 million in Q4 2014 and $2 million in Q4 2015 ▪ Consumer revenue totaled $90 million in Q4 2015, up 5% compared to the prior year ▪ Business and carrier revenues totaled $98 million in Q4 2015, down 2% after excluding intercompany backhaul revenue ▪ Adjusted EBITDA Margin for Q4 2015 was 37% - consistent recent quarterly results ▪ 5,600 video and 6,100 total internet subscriber additions in Q4 2015 ▪ Voice line loss was 4% – improved from 6% in the prior year Business lines decreased 1% Residential line decreased 9%Intercompany Backhaul Revenue for backhaul services provided to our discontinued wireless operations totaled $3 million in Q4 2014 [1] [2] [1] [2] $188 EBITDA Revenue Adjusted $98 $88 $69 $188 EBITDA __ __ Q4 2014 Q4 2015 [3] Includes Fioptics voice lines and VoIP lines[3]

Revenue Adjusted $37 $73 $7 ($ in millions) IT Services & Hardware Revenue and Adjusted EBITDA ▪ Revenue of $104 million for Q4 2015, down 5% from Q4 2014 Strategic Revenues totaled $48 million in Q4 2015, up 30% compared to the prior year Telecom & IT hardware revenue of $49 million for Q4 2015 was down from the prior year due to the cyclical nature of these sales ▪ Operating income and Adjusted EBITDA for the quarter totaled $5 million and $9 million, respectively ▪ Adjusted EBITDA margin was 9%, up from 6% a year ago. Integration RevenueStrategic Revenue $110 12 EBITDA Revenue Adjusted $48 $56 $9 EBITDA __ __ $104 Q4 2014 Q4 2015

Capital Structure LiquidityLeverage Ratio 13 ▪ Repaid more than $500 million of outstanding debt during 2015 ▪ Sold 1.4 million CyrusOne common shares in Q4 2015 for proceeds totaling $48 million ▪ Leverage as adjusted for our remaining 9.5% investment in CyrusOne is well within a reasonable range ▪ Current liquidity appropriate to achieve operational objectives [1] 2015 leverage calculated based on 2016 Adjusted EBITDA guidance [1] Q4 2015 Cash and Cash Equivalents $ 7 Corporate Credit Facility 175 Receivables Facility 90 Liquidity $ 272 Leverage Leverage Adj. for CONE Investment 2011 2012 2013 2014 2015 4.1 3.3 x x

2015 Free Cash Flow 14 ($ in millions) Certain 2016 Free Cash Flow Items ▪ Interest payments ~ $75 million ▪ Pension and OPEB payments ~ $12 million ▪ CyrusOne dividends ~ $9 million ▪ Capital Expenditures: $265 - $275 million Q4 2015 YTD 2015 Adjusted EBITDA $ 71 $ 302 Interest Payments (33) (109) Capital Expenditures (78) (284) Pension and OPEB Payments (3) (21) Dividends from CyrusOne 2 22 Working Capital and Other (15) (37) Free Cash Flow $ (56) $ (127)

Capital Expenditures ($ in millions) Q4 2015 2015 YTD 2016 Low High Construction $ 28 $ 87 $ 80 $ 80 Installation 15 50 50 50 Value Added 10 43 30 30 Total Fioptics $ 53 $ 180 $ 160 $ 160 Other Strategic 14 56 65 75 Total Strategic Investment 67 236 225 235 Total Maintenance 11 48 40 40 $ 78 $ 284 $ 265 $ 275 ▪ Invested $180 million in Fioptics in 2015: Construction costs totaled $87 million, passed 97,000 customer locations Available to approximately 53% of Greater Cincinnati ▪ Plan to pass 70,000 homes with Fioptics is 2016: Construction costs estimated to be approximately $80 million Goal is to pass 95% of new addresses directly with a fiber-to-the-home product Extends coverage to more than 60% of Greater Cincinnati ▪ Other strategic represents success-based capital for fiber builds for business and new IT services projects __ __ __ __ 15 __

2016 Guidance 2016 Guidance Revenue $ 1.2 billion Adjusted EBITDA $303 million* * Plus or minus 2 percent 16

Appendix 17

Consolidated Results

($ in millions, except per share amounts)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014
Revenue	$ 289.3	$ 294.9	$ 1,167.8	$ 1,161.5
Costs and expenses				
Cost of services and products	166.6	173.4	670.6	647.7
Selling, general and administrative	57.4	52.5	219.1	204.2
Depreciation and amortization	39.2	33.2	141.6	127.6
Restructuring charges (reversals)	—	(0.3)	6.0	(0.4)
(Gain) loss on sale or disposal of assets, net	0.5	(0.2)	0.8	(0.3)
Curtailment loss	—	—	0.3	—
Impairment of assets	—	4.6	—	4.6
Transaction costs	0.6	0.3	1.4	1.2
Operating Income	25.0	31.4	128.0	176.9
Interest expense	20.9	32.9	103.1	145.9
Loss on extinguishment of debt	(0.4)	0.2	20.9	19.6
Loss from CyrusOne equity method investment	(0.1)	5.1	5.1	7.0
Gain on sale of CyrusOne equity method investment	(36.3)	—	(449.2)	(192.8)
Other income, net	(3.3)	(0.7)	(2.5)	(1.9)
Income (loss) from continuing operations before income taxes	44.2	(6.1)	450.6	199.1
Income tax expense (benefit)	13.7	(1.7)	159.8	81.4
Income (loss) from continuing operations	30.5	(4.4)	290.8	117.7
Income (loss) from discontinued operations, net of tax	2.1	(13.9)	62.9	(42.1)
Net income (loss)	32.6	(18.3)	353.7	75.6
Preferred stock dividends	2.6	2.6	10.4	10.4
Net income (loss) applicable to common shareholders	$ 30.0	$ (20.9)	$ 343.3	$ 65.2
Basic net earnings (loss) per common share				
Earnings (loss) from continuing operations	$ 0.13	$ (0.03)	$ 1.34	$ 0.51
Earnings (loss) from discontinued operations	0.01	(0.07)	0.30	(0.20)
Basic net earnings (loss) per common share	$ 0.14	$ (0.10)	$ 1.64	$ 0.31
Diluted net earnings (loss) per common share				
Earnings (loss) from continuing operations	$ 0.13	$ (0.03)	$ 1.33	$ 0.51
Earnings (loss) from discontinued operations	0.01	(0.07)	0.30	(0.20)
Diluted net earnings (loss) per common share	$ 0.14	$ (0.10)	$ 1.63	$ 0.31

18 Cincinnati Bell℠

Revenue Classifications - Entertainment and Communications 19 Strategic Legacy Integration Data Fioptics Internet DSL (1) (> 10 meg) Ethernet Private Line MPLS (2) SONET (3) Dedicated Internet Access Wavelength Audio Conferencing DSL (< 10 meg) DS0 (5), DS1, DS3 TDM (6) Voice Fioptics Voice VoIP (4) Traditional Voice Long Distance Switched Access Digital Trunking Video Fioptics Video Services and Other Wiring Projects Advertising Directory Assistance Maintenance Information Services Wireless Handsets and Accessories (1) Digital Subscriber Line (2) Multi-Protocol Label Switching (3) Synchronous Optical Network (4) Voice of Internet Protocol (5) Digital Signal (6) Time Division Multiplexing

Revenue Classifications - IT Services and Hardware 20 Strategic Integration Professional Services Consulting Staff Augmentation Installation Unified Communications Voice Monitoring Managed IP Telephony Solutions Maintenance Cloud Services Virtual Data Centers Storage Backup Monitoring and Management Network Monitoring/Management Security Telecom & IT Hardware Hardware Software Licenses

Revenue – MD&A Strategic, Legacy and Integration 21 ($ in millions) Q4 2015 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 52.9 $ — Voice 16.3 — Video 27.3 — Services and other 1.7 — Professional services — 23.3 Management and monitoring — 8.1 Unified communications — 7.0 Cloud services — 9.7 Total Strategic 98.2 48.1 146.3 (2.3) 144.0 Legacy Data $ 28.6 $ — Voice 54.3 — Services and other 4.8 — Total Legacy 87.7 — 87.7 (0.3) 87.4 Integration Services and other $ 1.9 $ — Professional services — 4.4 Unified communications — 2.6 Telecom and IT hardware — 49.4 Total Integration 1.9 56.4 58.3 (0.4) 57.9 Total Revenue $ 187.8 $ 104.5 $ 292.3 $ (3.0) $ 289.3 Eliminations 0.4 2.6 3.0 $ 187.4 $ 101.9 $ 289.3 21

Revenue – MD&A Strategic, Legacy and Integration 22 ($ in millions) 22 Q4 2014 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 45.5 $ — Voice 14.1 — Video 21.0 — Services and other 1.9 — Professional services — 18.3 Management and monitoring — 6.8 Unified communications — 6.2 Cloud services — 5.7 Total Strategic 82.5 37.0 119.5 (1.8) 117.7 Legacy Data $ 32.2 $ — Voice 61.3 — Services and other 4.3 — Total Legacy 97.8 — 97.8 — 97.8 Integration Services and other $ 8.1 $ — Professional services — 4.5 Management and monitoring 0.1 Unified communications — 3.0 Telecom and IT hardware — 64.9 Total Integration 8.1 72.5 80.6 (1.2) 79.4 Total Revenue $ 188.4 $ 109.5 $ 297.9 $ (3.0) $ 294.9 Eliminations 0.4 2.6 3.0 $ 188.0 $ 106.9 $ 294.9

Revenue – MD&A Strategic, Legacy and Integration 23 ($ in millions) 23 YTD 2015 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 200.0 $ — Voice 62.2 — Video 96.6 — Services and other 6.9 — Professional services — 90.4 Management and monitoring — 31.0 Unified communications — 27.1 Cloud services — 30.9 Total Strategic 365.7 179.4 545.1 (8.5) 536.6 Legacy Data $ 122.8 $ — Voice 229.7 — Services and other 15.2 — Total Legacy 367.7 — 367.7 (0.8) 366.9 Integration Services and other $ 10.3 $ — Professional services — 15.1 Unified communications — 10.7 Telecom and IT hardware — 230.2 Total Integration 10.3 256.0 266.3 (2.0) 264.3 Total Revenue $ 743.7 $ 435.4 $ 1,179.1 $ (11.3) $ 1,167.8 Eliminations 1.3 10.0 11.3 $ 742.4 $ 425.4 $ 1,167.8

Revenue – MD&A Strategic, Legacy and Integration 24 ($ in millions) 24 YTD 2014 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 173.6 $ — Voice 53.6 — Video 75.5 — Services and other 7.8 — Professional services — 70.2 Management and monitoring — 24.8 Unified communications — 22.9 Cloud services — 20.8 Total Strategic 310.5 138.7 449.2 (7.5) 441.7 Legacy Data $ 136.0 $ — Voice 259.9 — Services and other 18.4 — Total Legacy 414.3 — 414.3 — 414.3 Integration Services and other $ 15.9 $ — Professional services — 16.4 Unified communications — 12.2 Management and monitoring 0.4 Telecom and IT hardware — 265.3 Total Integration 15.9 294.3 310.2 (4.7) 305.5 Total Revenue $ 740.7 $ 433.0 $ 1,173.7 $ (12.2) $ 1,161.5 Eliminations 1.2 11.0 12.2 $ 739.5 $ 422.0 $ 1,161.5